Exhibit 5.1
ASML Holding N.V.
De Run 6501
5504 DR Veldhoven
PO Box 324
5500 AH Veldhoven
The Netherlands
Phone +31 40 268 6762
Fax + 31 40 268 4888
remco.van.der.veer@asml.com
www.asml.com
Trade Register 17085815
Eindhoven, The Netherlands
United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
United States of America

Date	August 29, 2008
Reference	RV/1 6 1 17
Subject	Form S-8
Ladies and Gentlemen:
I refer to the Registration Statement on Form S-8 (the “Registration Statement”) of ASML Holding N.V., a Netherlands corporation (the “Company”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to up to 426,615 ordinary shares, nominal value of €0.09 per share, of the Company (the “Ordinary Shares”), issuable and issued under (i) the Incentive or New Hire Options Granted to Senior and Executive Management under the ASML Stock Option Plan (Version October 2007), (ii) the ASML Performance Stock Option Plan for Senior and Executive Management (version 1), (iii) the ASML Performance Share Plan for Senior and Executive Management (version 1), (iv) the Incentive or New Hire Options Granted to Employees under the ASML Stock Option Plan (Version October 2007), (v) the ASML Incentive Stock Option Plan for Employees (version 1), (vi) the ASML Incentive Share Plan for Employees (version 1), and (vii) the ASML Restricted Stock Plan (version 2) (each, a “Plan”).
I have examined and am familiar with (i) the Company’s Articles of Association, as amended, and (ii) the corporate proceedings relating to the Registration Statement. Upon the basis of the foregoing, and having satisfied myself as to such other matters of law and fact as I consider relevant for the purposes of this opinion, I advise you that, in my opinion, upon issuance in accordance with the terms and conditions of the applicable Plan, the Securities will have been legally issued, fully paid and non-assessable.
I express no opinion herein, on or with respect to, any law other than the laws of The Netherlands and I express no opinion on, or with respect to, the laws of the United States, any state thereof or any other laws, statutes, regulations or ordinances.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any reference to me therein. In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Yours truly,
/s/ Robert F. Roelofs
Robert F. Roelofs
General Counsel ASML Holding N.V.